UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): October 8, 2026

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01	Entry into a Material Definitive Agreement.

On October 8, 2026, XpresTest, Inc. (“XpresTest”), a Delaware corporation and a subsidiary of XWELL, Inc., a Delaware corporation (“XWELL”), repurchased 279.5 shares of XpresTest’s common stock, which had previously been granted as restricted stock awards under the XpresTest, Inc. 2020 Equity Incentive Plan (the “Plan”) or outside the Plan (collectively, the “XpresTest RSAs”) for an aggregate cash payment of approximately $2.7 million, or $9,634.09 per share. These repurchases (the “XpresTest RSA Repurchases”) included 107 XpresTest RSAs held by Bruce T. Bernstein, Chairman of the Board, for $1,030,847.61; 55 XpresTest RSAs held by Ezra T. Ernst, President and Chief Executive Officer, for $529,874.94; and 10 XpresTest RSAs held by Ian Brown, Chief Financial Officer, for $96,340.90, five of which vested in connection with the repurchase in accordance with the terms of the Plan. The remaining 107.5 XpresTest RSAs were held by five other current or former employees and service providers of XpresTest. In connection with the XpresTest RSA Repurchases, any XpresTest RSAs that had not previously vested became fully vested. After giving effect to the XpresTest RSA Repurchases, no XpresTest RSAs remain outstanding, and XWELL now owns all of the issued and outstanding shares of capital stock of XpresTest.

As previously announced, on July 6, 2026, XWELL entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among XWELL, XpresSpa Holdings, LLC, a Delaware limited liability company (“XpresSpa”), XpresTest, and Express Wellness Group, LLC, a Delaware limited liability company (the “Buyer”), in accordance with the terms and subject to the conditions of which, among other things, XWELL will sell, assign, transfer and convey to the Buyer all of XWELL’s equity interests in XpresSpa and XpresTest (the “Sale”). Under the terms of the Purchase Agreement, at the closing of the Sale, each outstanding XpresTest RSA would have become fully vested and would have been repurchased by XpresTest for an amount in cash equal to (i) the number of shares of XpresTest common stock underlying such XpresTest RSA multiplied by (ii) a per-share price to be mutually agreed by the Buyer and XWELL based on a valuation of XpresTest.

The $9,634.09 per share price paid in the XpresTest RSA Repurchases is the same per-share price the Buyer and XWELL had agreed would apply to the XpresTest RSAs under the Purchase Agreement. The XpresTest RSA Repurchases, which would have otherwise occurred at the closing of the Sale, were completed early with the consent of the Buyer and have the effect of simplifying XpresTest’s capitalization in preparation for the Sale. Under the terms of the Purchase Agreement, all amounts payable in respect of the repurchased XpresTest RSAs would have constituted XWELL sale expenses, which would have reduced dollar-for-dollar the purchase price payable by the Buyer to XWELL. Because these amounts have now already been paid in full, they will not be included in the calculation of XWELL’s unpaid sale expenses under the Purchase Agreement.

The foregoing description of the agreements pursuant to which the XpresTest RSA Repurchases were effectuated does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stock Repurchase Agreement and associated form of Side Letter, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, filed as Exhibit 2.1 to XWELL’s Current Report on Form 8-K dated July 7, 2026, and which is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and any exhibits filed or furnished herewith contain forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) concerning XWELL, the Buyer, the proposed Sale and other matters. All statements other than statements of historical fact contained in this Current Report on Form 8-K are “forward-looking statements” for purposes of this Current Report on Form 8-K. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. These statements involve known and unknown risks, uncertainties, assumptions, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as anticipate, believe, could, estimate, expect, intend, may, plan, potential, target, predict, project, contemplate, should, will, would, continue, assume, forecast, future, strategy, might, or the negative or plural of those terms or other similar expressions.

These forward-looking statements are subject to risks and uncertainties, as described more particularly in the preliminary proxy statement that XWELL has filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Sale. Any forward-looking statement in this Current Report on Form 8-K reflects our current view with respect to future events, speaks only as of the date of this Current Report on Form 8-K, and is subject to these and other risks, uncertainties, and assumptions. Given these uncertainties, you should not rely on these forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our information may be incomplete or limited, and we cannot guarantee future results. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan, and assume no obligation, to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

No Offer or Solicitation

This Current Report on Form 8-K and any exhibits filed or furnished herewith are not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transactions or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

Additional Information and Where You Can Find It

XWELL has filed a preliminary proxy statement with the SEC in connection with a special meeting of XWELL’s stockholders (the “Special Meeting”), at which XWELL intends to ask its stockholders to vote on, among other things, a proposal to approve and adopt the Purchase Agreement. XWELL also intends to file a definitive proxy statement with the SEC in connection with the Special Meeting.  Promptly after filing the definitive proxy statement, XWELL will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting. XWELL’s stockholders are urged to read these documents, including the definitive proxy statement (and any amendments or supplements thereto), when they become available because they contain important information. XWELL’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at www.sec.gov. You may also find our SEC filings in the “SEC Filings” section of the “Investors” section of our website at www.xwell.com. No proxy cards are being furnished by this communication. Stockholders may vote their shares only by following the voting instructions set forth in the definitive proxy statement when it becomes available.

Participants in the Solicitation

XWELL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed Sale. Information about XWELL’s directors and executive officers, including a description of their interests in XWELL, is included in XWELL’s most recent Annual Report on Form 10-K for the year ended December 31, 2025 (as amended by the Annual Report on Form 10-K/A), as filed with the SEC, subsequent Quarterly Reports on Form 10-Q filed with the SEC, and other documents that may be filed from time to time with the SEC. Additional information regarding these persons and their interests in the proposed Sale are included in the preliminary proxy statement relating to the proposed Sale filed with the SEC on July 27, 2026, as amended, and will be included in the definitive proxy statement when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Stock Repurchase Agreement, by and among XpresTest, Inc. and the undersigned parties thereto.
10.2	Form of Side Letter, by and among XpresTest, Inc. and the undersigned parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2026

XWELL, Inc.

By:	/s/ Ezra T. Ernst
	Name:	Ezra T. Ernst
	Title:	President and Chief Executive Officer